Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces Fourth Quarter and Fiscal 2015 Results of Operations – Surpassing $1 Billion in Annual Fee Revenue for the First Time

Highlights

•	Korn Ferry reports record annual fee revenue of $1,028.2 million, an increase of $67.9 million or 7.1% ($91.8 million or 9.6% on a constant currency basis) over FY’14.

•	Fourth quarter fee revenue was also a record at $271.8 million, an increase of $20.1 million or 8.0% ($35.8 million or 14.2% on a constant currency basis), from Q4 FY’14, with increases realized across all segments on a constant currency basis:

Futurestep	22.0%
Leadership and Talent Consulting	14.5%
Executive Recruitment	12.1%

•	Adjusted EBITDA margin increased 130 basis points to 15.0% in Q4 FY’15 compared to 13.7% in Q4 FY’14. Full year adjusted EBITDA margin also increased 130 basis points to 15.7% in FY’15 compared to 14.4% in FY’14.

•	Q4 FY’15 and Q4 FY’14 diluted and adjusted diluted earnings per share were $0.51 and $0.43, respectively.

•	FY’15 diluted earnings per share was $1.76 compared to $1.48 in FY’14. Adjusted diluted earnings per share was $1.90 in FY’15 excluding $10.4 million of net restructuring and integration/acquisition costs, and $1.60 in FY’14 excluding $8.6 million of net restructuring, integration/acquisition and separation costs.

•	The Company declared a quarterly dividend of $0.10 per share on June 10, 2015, payable on July 15, 2015 to stockholders of record on June 25, 2015.

•	Effective June 5, 2015, the Company amended its unsecured revolving credit agreement; increasing its borrowing capacity to $150.0 million, with terms and conditions substantially similar to its existing facility.

Los Angeles, CA, June 11, 2015– Korn/Ferry International (NYSE: KFY), the preeminent authority on leadership and talent, today announced record fourth quarter fee revenue of $271.8 million and record annual fee revenue of $1,028.2 million. Fourth quarter diluted and adjusted diluted earnings per share were $0.51 compared to $0.43 in the year-ago quarter. Full year adjusted diluted earnings per share was $1.90, excluding net restructuring and integration/acquisition costs of $10.4 million. Including such costs, diluted earnings per share was $1.76 for the year ended April 30, 2015.

“Korn Ferry closed out the fiscal year with a strong quarter and record fee revenue of $271.8 million – 14.2% growth year over year and 11.4% growth sequentially, at constant currency, with diluted earnings per share of $0.51. With all service lines up year over year, our quarterly results propelled our fiscal year fee revenue to a record high of $1.03 billion – a major milestone in our firm’s history,”

said Gary D. Burnison, CEO, Korn Ferry. “The strategic transformation our firm has undertaken – from a mono line to a multi solutions talent advisory – is taking hold. Korn Ferry will continue to build on our leadership position in helping companies deliver superior business outcomes through impactful people strategies.”

Financial Results

(dollars in millions, except per share amounts)

	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Fee revenue	$271.8	$251.7	$1,028.2	$960.3
Total revenue	$282.2	$260.8	$1,066.1	$995.6
Operating income	$28.1	$24.5	$114.0	$91.6
Operating margin	10.3%	9.7%	11.1%	9.5%
Net income	$25.5	$21.2	$88.4	$72.7
Basic earnings per share	$0.51	$0.44	$1.78	$1.51
Diluted earnings per share	$0.51	$0.43	$1.76	$1.48

EBITDA Results (a):	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA	$40.2	$34.5	$151.3	$129.7
EBITDA margin	14.8%	13.7%	14.7%	13.5%

Adjusted Results (b):	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA (a)	$40.7	$34.5	$161.7	$138.3
EBITDA margin (a)	15.0%	13.7%	15.7%	14.4%
Net income	$25.6	$21.2	$95.5	$78.5
Basic earnings per share	$0.52	$0.44	$1.93	$1.63
Diluted earnings per share	$0.51	$0.43	$1.90	$1.60

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges (recoveries), integration/acquisition costs and certain separation costs. EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliation).
(b)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Integration/acquisition costs	$0.5	$—	$0.9	$0.4
Restructuring charges, net	$—	$—	$9.5	$3.7
Separation costs	$—	$—	$—	$4.5

Fiscal 2015 Fourth Quarter Results

Fee revenue was $271.8 million in Q4 FY’15, an increase of $20.1 million, or 8.0% ($35.8 million, or 14.2% on a constant currency basis), compared to Q4 FY’14, primarily due to increases of $8.4 million, $6.6 million, and $5.1 million in fee revenue in Executive Recruitment, Leadership & Talent Consulting, and Futurestep, respectively. The overall fee revenue increase was driven by fee revenue growth in certain of our major markets – life science/healthcare, financial services, industrial and consumer, partially offset by a decline in technology.

Compensation and benefit expenses were $183.0 million in Q4 FY’15, an increase of $12.4 million, or 7.3%, compared to the year-ago quarter. The increase was driven, in part, by higher performance related bonus expense resulting from an increase in fee revenue and profitability as a result of the continued adoption of our strategy, including referrals between lines of business. Salaries and related payroll taxes and employee insurance were also higher due to an increase in the average headcount in Executive Recruitment and Futurestep in Q4 FY’15 compared to Q4 FY’14, reflecting our continued growth-related investments back into our business.

General and administrative expenses were $41.6 million in Q4 FY’15, an increase of $2.5 million, or 6.4%, from Q4 FY’14, mainly due to increases in foreign exchange losses and premise and office expenses, which were partially offset by a decline in travel related expenses.

Adjusted EBITDA was $40.7 million in Q4 FY’15, an increase of $6.2 million, or 18.0%, compared to Q4 FY’14. Adjusted EBITDA margin was 15.0% and 13.7% in Q4 FY’15 and Q4 FY’14, respectively. The increase in Adjusted EBITDA was primarily driven by the factors discussed above.

On a GAAP basis, operating income was $28.1 million in Q4 FY’15 and $24.5 million in Q4 FY’14 resulting in an operating margin of 10.3% in Q4 FY’15 compared to 9.7% in the year-ago quarter. Operating income was impacted by the above items.

Fiscal 2015 Results

Fee revenue was $1,028.2 million in FY’15, an increase of $67.9 million, or 7.1% ($91.8 million or 9.6% on a constant currency basis), compared to FY’14, primarily due to fee revenue increases of $28.5 million, $26.9 million, and $12.5 million in Executive Recruitment, Futurestep and Leadership & Talent Consulting, respectively. The overall higher fee revenue was driven by fee revenue growth in industrial, life science/healthcare, financial services and consumer sectors, offset by a decline in the education/non-profit sector, while the technology sector was essentially flat.

Adjusted EBITDA was $161.7 million during FY’15, an increase of $23.4 million, or 16.9%, compared to FY’14. Adjusted EBITDA margin was 15.7% and 14.4% in FY’15 and FY’14, respectively.

On a GAAP basis, operating income was $114.0 million in FY’15, an increase of $22.4 million, or 24.5%, compared to FY’14, resulting in an operating margin of 11.1% in FY’15 compared to 9.5% in FY’14.

Balance Sheet and Liquidity

Cash and marketable securities were $525.4 million at April 30, 2015, compared to $468.3 million at April 30, 2014. Net of amounts held in trust for deferred compensation plans and to pay FY’15 bonuses, cash and marketable securities were $235.6 million and $211.1 million at April 30, 2015 and 2014, respectively. As of April 30, 2015 and 2014, we held $143.4 million and $136.3 million, respectively, of cash and cash equivalents in foreign locations, net of amounts held in trust for deferred compensation plans and to pay FY’15 bonuses. Cash and marketable securities increased by $57.1 million from April 30, 2014, primarily due to cash provided by operating activities, partially offset by Q1 FY’15 payments of FY’14 annual bonuses, $15.3 million to acquire Pivot Leadership and $5.1 million in dividend payments made to stockholders during the year.

In accordance with the Company’s dividend policy, the Company declared a quarterly dividend of $0.10 per share on June 10, 2015, payable on July 15, 2015 to stockholders of record on June 25, 2015.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Fee revenue	$156.6	$148.2	$597.4	$568.9
Total revenue	$161.7	$153.7	$619.3	$591.2
Operating income	$31.3	$28.4	$119.0	$116.4
Operating margin	20.0%	19.1%	19.9%	20.5%
Ending number of consultants	452	432	452	432
Average number of consultants	448	431	442	416
Engagements billed	3,175	3,048	8,480	8,144
New engagements (a)	1,382	1,303	5,165	5,052

EBITDA Results (b):	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA	$33.4	$31.7	$127.0	$126.5
EBITDA margin	21.3%	21.4%	21.3%	22.2%

Adjusted Results (c):	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA (b)	$33.4	$31.7	$132.4	$127.8
EBITDA margin (b)	21.3%	21.4%	22.2%	22.5%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Restructuring charges, net	$—	$—	$5.4	$1.3

Executive Recruitment

Fee revenue was $156.6 million in Q4 FY’15, an increase of $8.4 million, or 5.7% (an increase of $18.0 million, or 12.1% on a constant currency basis), compared to Q4 FY’14. The overall increase in fee revenue was primarily attributable to an increase of 4.2% in the number of engagements billed and a 1.4% increase in the weighted-average fees billed per engagement in Q4 FY’15 compared to Q4 FY’14. On a regional basis, fee revenue increased in North America by $7.3 million, or 9.1% ($8.0 million, or 10.0% on a constant currency basis), Asia Pacific by $0.8 million, or 3.7% ($2.3 million, or 10.6% on a constant currency basis), and South America by $0.8 million, or 13.3% ($2.2 million, or 36.7% on a constant currency basis), partially offset by a decline in EMEA by $0.5 million, or 1.2% (an increase of $5.5 million, or 13.7% on a constant currency basis).

Adjusted EBITDA was $33.4 million and $31.7 million during Q4 FY’15 and Q4 FY’14, respectively. The increase in Adjusted EBITDA was driven by higher fee revenues of $8.4 million, partially offset by increases in compensation and benefit expenses and general and administrative expenses of $4.9 million and $1.0 million, respectively. The increase in compensation and benefit expenses was primarily due to an increase in performance related bonus expense resulting from an increase in fee revenue and average headcount and in the fair value of the vested amounts owed under certain deferred compensation plans in Q4 FY’15 compared to Q4 FY’14. General and administrative expenses were higher due to an increase in foreign exchange loss and premise and office expense, partially offset by a decline in travel related expenses.

Operating income was $31.3 million in Q4 FY’15, an increase of $2.9 million, or 10.2%, compared to Q4 FY’14, resulting in an operating margin of 20.0% in Q4 FY’15 compared to 19.1% in Q4 FY’14. Operating income was impacted by all of the above items and a decline in depreciation expense of $1.0 million in Q4 FY’15 compared to the year-ago quarter.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Fee revenue	$72.8	$66.2	$267.1	$254.6
Total revenue	$75.3	$68.4	$275.2	$263.0
Operating income	$8.4	$6.8	$28.2	$23.8
Operating margin	11.5%	10.3%	10.6%	9.4%
Ending number of consultants (a)	164	127	164	127
Staff utilization (b)	74%	70%	71%	67%

EBITDA Results (c):	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA	$12.1	$10.0	$41.6	$36.4
EBITDA margin	16.6%	15.1%	15.6%	14.3%

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA (c)	$12.1	$10.0	$44.4	$37.6
EBITDA margin (c)	16.6%	15.1%	16.6%	14.8%

(a)	Represents number of employees originating consulting services.
(b)	Calculated by dividing the number of hours of our full-time LTC professional staff, who recorded time to an engagement during the period, by the total available working hours during the same period.
(c)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Restructuring charges, net	$—	$—	$2.8	$1.2

Leadership & Talent Consulting

Fee revenue was $72.8 million in Q4 FY’15, an increase of $6.6 million, or 10.0% ($9.6 million, or 14.5% on a constant currency basis), from the year-ago quarter. This increase is primarily attributed to higher consulting fee revenue of $5.4 million in Q4 FY’15 compared to Q4 FY’14 with the remaining increase being generated by product revenue. The increase in consulting revenue includes $3.7 million of fee revenue from Pivot Leadership which was acquired on March 1, 2015.

Adjusted EBITDA was $12.1 million during Q4 FY’15, an increase of $2.1 million, or 21.0%, compared to Q4 FY’14. Adjusted EBITDA margin was 16.6% in Q4 FY’15 compared to 15.1% in Q4 FY’14 due to higher fee revenue of $6.6 million, partially offset by increases in compensation and benefit expenses and general and administrative expenses of $2.8 million and $0.7 million, respectively. The increase in compensation and benefit expenses was due to an increase in performance related bonus expense, higher recruitment costs and an increase in the use of temporary workers to deliver the higher levels of fee revenue.

Operating income was $8.4 million in Q4 FY’15, an increase of $1.6 million compared to Q4 FY’14, resulting in an operating margin of 11.5% in the current quarter compared to 10.3% in the year-ago quarter. The increase in operating income was due to the factors impacting Adjusted EBITDA as discussed above and an increase in depreciation and amortization expense of $0.4 million in Q4 FY’15 compared to Q4 FY’14.

Selected Futurestep Data

(dollars in millions)

	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Fee revenue	$42.4	$37.3	$163.7	$136.8
Total revenue	$45.2	$38.7	$171.6	$141.4
Operating income	$5.5	$4.3	$19.9	$13.3
Operating margin	13.1%	11.7%	12.2%	9.8%
Engagements billed	1,205	1,205	3,309	3,246
New engagements (a)	509	598	2,142	2,427

EBITDA Results (b):	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA	$6.1	$4.8	$21.9	$15.7
EBITDA margin	14.4%	13.1%	13.4%	11.5%

Adjusted Results (c):	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
EBITDA (b)	$6.1	$4.8	$23.0	$16.9
EBITDA margin (b)	14.4%	13.1%	14.1%	12.3%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’15	FY’14	FY’15	FY’14
Restructuring charges, net	$—	$—	$1.1	$1.2

Futurestep

Fee revenue was $42.4 million in Q4 FY’15, an increase of $5.1 million, or 13.7% ($8.2 million, or 22.0% on a constant currency basis), compared to the year-ago quarter. The increase in fee revenue was driven by a 13.9% increase in the weighted average fees billed per engagement in Q4 FY’15 compared to Q4 FY’14.

Adjusted EBITDA was $6.1 million during Q4 FY’15, an increase of $1.3 million, or 27.1%, compared to Q4 FY’14, due primarily to the increase in fee revenue of $5.1 million, partially offset by higher compensation and benefit expenses of $3.4 million and an increase in general and administrative expenses of $0.5 million due primarily to higher foreign currency losses in Q4 FY’15 compared to the year-ago quarter. The increase in compensation and benefit expenses was driven by higher salaries and related payroll taxes as a result of a 15% increase in average headcount and an increase in outside contractor expense. The higher average headcount and use of outside contractors are both related to the higher levels of fee revenue driven by the continued adoption of our strategy, including referrals between lines of business.

Operating income was $5.5 million in Q4 FY’15, an increase of $1.2 million, compared to Q4 FY’14, resulting in an operating margin of 13.1% in the current quarter compared to 11.7% in the year-ago quarter. The increase in operating income was due to the same factors impacting Adjusted EBITDA.

Outlook

The current strong U.S. dollar will negatively impact our FY’16 first quarter year-over-year revenue growth. Assuming worldwide economic conditions and financial markets remain where they are currently and considering the effect of foreign exchange rates, fee revenue is expected to be in the range of $258 million to $270 million in Q1 FY’16, and diluted earnings per share are likely to be in the range of $0.44 to $0.50.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is the preeminent authority on leadership and talent. For decades, clients have trusted us to recruit leaders throughout the world. Today we are their partner in designing strategies to accelerate business outcomes through talent. For more information, visit www.kornferry.com.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income, adjusted to exclude restructuring charges, integration and acquisition costs and certain separation costs, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges, integration and acquisition costs and certain separation costs, net of income tax effect;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and

•	adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring charges, integration and acquisition costs and certain separation costs, and adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended April 30,		Year Ended April 30,
	2015	2014	2015	2014
	(unaudited)
Fee revenue	$271,717	$251,712	$1,028,152	$960,301
Reimbursed out-of-pocket engagement expenses	10,436	9,086	37,914	35,258

Total revenue	282,153	260,798	1,066,066	995,559

Compensation and benefits	182,886	170,595	691,450	646,889
General and administrative expenses	41,637	39,109	145,917	152,040
Reimbursed expenses	10,436	9,086	37,914	35,258
Cost of services	11,868	10,213	39,692	39,910
Depreciation and amortization	7,234	7,315	27,597	26,172
Restructuring charges, net	—	—	9,468	3,682

Total operating expenses	254,061	236,318	952,038	903,951

Operating income	28,092	24,480	114,028	91,608
Other income, net	4,397	2,018	7,458	9,769
Interest expense, net	(358)	(261)	(1,784)	(2,363)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	32,131	26,237	119,702	99,014
Equity in earnings of unconsolidated subsidiaries	485	677	2,181	2,169
Income tax provision	7,134	5,703	33,526	28,492

Net income	$25,482	$21,211	$88,357	$72,691

Earnings per common share:
Basic	$0.51	$0.44	$1.78	$1.51

Diluted	$0.51	$0.43	$1.76	$1.48

Weighted-average common shares outstanding:
Basic	49,288	48,523	49,052	48,162

Diluted	49,890	49,458	49,766	49,145

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended April 30,				Year Ended April 30,
	2015		2014	% Change	2015		2014	% Change
Fee Revenue:
Executive recruitment:
North America	$87,579		$80,230	9%	$330,634		$306,768	8%
EMEA	39,677		40,175	(1%)	153,465		147,917	4%
Asia Pacific	22,533		21,753	4%	84,148		84,816	(1%)
South America	6,794		6,028	13%	29,160		29,374	(1%)

Total executive recruitment	156,583		148,186	6%	597,407		568,875	5%
Leadership & Talent Consulting	72,749		66,279	10%	267,018		254,636	5%
Futurestep	42,385		37,247	14%	163,727		136,790	20%

Total fee revenue	271,717		251,712	8%	1,028,152		960,301	7%
Reimbursed out-of-pocket engagement expenses	10,436		9,086	15%	37,914		35,258	8%

Total revenue	$282,153		$260,798	8%	$1,066,066		$995,559	7%

		Margin		Margin		Margin		Margin
Operating Income:
Executive recruitment:
North America	$20,030	22.9%	$18,483	23.0%	$80,818	24.4%	$70,256	22.9%
EMEA	5,530	13.9%	4,699	11.7%	18,867	12.3%	23,168	15.7%
Asia Pacific	4,589	20.4%	4,380	20.1%	14,631	17.4%	17,274	20.4%
South America	1,191	17.5%	761	12.6%	4,704	16.1%	5,654	19.2%

Total executive recruitment	31,340	20.0%	28,323	19.1%	119,020	19.9%	116,352	20.5%
Leadership & Talent Consulting	8,376	11.5%	6,855	10.3%	28,175	10.6%	23,847	9.4%
Futurestep	5,573	13.1%	4,343	11.7%	19,940	12.2%	13,352	9.8%
Corporate	(17,197)		(15,041)		(53,107)		(61,943)

Total operating income	$28,092	10.3%	$24,480	9.7%	$114,028	11.1%	$91,608	9.5%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	April 30,
	2015	2014
ASSETS
Cash and cash equivalents	$380,838	$333,717
Marketable securities	25,757	9,566
Receivables due from clients, net of allowance for doubtful accounts of $9,958 and $9,513 respectively	188,543	175,986
Income taxes and other receivables	10,966	8,244
Deferred income taxes	3,827	4,486
Prepaid expenses and other assets	31,054	29,955

Total current assets	640,985	561,954

Marketable securities, non-current	118,819	124,993
Property and equipment, net	62,088	60,434
Cash surrender value of company owned life insurance policies, net of loans	102,691	94,274
Deferred income taxes	56,014	55,039
Goodwill	254,440	257,582
Intangible assets, net	47,901	49,560
Investments and other assets	34,863	29,830

Total assets	$1,317,801	$1,233,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$19,238	$19,375
Income taxes payable	3,813	13,014
Compensation and benefits payable	219,364	192,035
Other accrued liabilities	63,595	62,509

Total current liabilities	306,010	286,933

Deferred compensation and other retirement plans	173,432	169,235
Other liabilities	23,110	21,962

Total liabilities	502,552	478,130

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 62,863 and 62,282 shares issued and 50,573 and 49,811 shares outstanding, respectively	463,839	449,631
Retained earnings	392,033	308,781
Accumulated other comprehensive loss, net	(40,623)	(2,388)

Stockholders’ equity	815,249	756,024
Less: notes receivable from stockholders	—	(488)

Total stockholders’ equity	815,249	755,536

Total liabilities and stockholders’ equity	$1,317,801	$1,233,666

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30, 2015			Three Months Ended April 30, 2014
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$271,717		$271,717	$251,712		$251,712
Reimbursed out-of-pocket engagement expenses	10,436		10,436	9,086		9,086

Total revenue	282,153		282,153	260,798		260,798

Compensation and benefits	182,886		182,886	170,595		170,595
General and administrative expenses	41,637	(514)	41,123	39,109		39,109
Reimbursed expenses	10,436		10,436	9,086		9,086
Cost of services	11,868		11,868	10,213		10,213
Depreciation and amortization	7,234		7,234	7,315		7,315

Total operating expenses	254,061	(514)	253,547	236,318	—	236,318

Operating income	28,092	514	28,606	24,480	—	24,480

Other income, net	4,397		4,397	2,018		2,018
Interest expense, net	(358)		(358)	(261)		(261)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	32,131	514	32,645	26,237	—	26,237
Equity in earnings of unconsolidated subsidiaries	485		485	677		677
Income tax provision (1) (2)	7,134	332	7,466	5,703		5,703

Net income	$25,482	$182	$25,664	$21,211	$—	$21,211

Earnings per common share:
Basic	$0.51		$0.52	$0.44		$0.44

Diluted	$0.51		$0.51	$0.43		$0.43

Weighted-average common shares outstanding:
Basic	49,288		49,288	48,523		48,523

Diluted	49,890		49,890	49,458		49,458

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 23% for the as adjusted amounts for the three months ended April 30, 2015.
(2)	The three months ended April 30, 2015 includes the tax effect on acquisition costs.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Year Ended April 30, 2015			Year Ended April 30, 2014
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$1,028,152		$1,028,152	$960,301		$960,301
Reimbursed out-of-pocket engagement expenses	37,914		37,914	35,258		35,258

Total revenue	1,066,066		1,066,066	995,559		995,559

Compensation and benefits	691,450	—	691,450	646,889	(4,500)	642,389
General and administrative expenses	145,917	(959)	144,958	152,040	(394)	151,646
Reimbursed expenses	37,914		37,914	35,258		35,258
Cost of services	39,692		39,692	39,910		39,910
Depreciation and amortization	27,597		27,597	26,172		26,172
Restructuring charges, net	9,468	(9,468)	—	3,682	(3,682)	—

Total operating expenses	952,038	(10,427)	941,611	903,951	(8,576)	895,375

Operating income	114,028	10,427	124,455	91,608	8,576	100,184

Other income, net	7,458		7,458	9,769		9,769
Interest expense, net	(1,784)		(1,784)	(2,363)		(2,363)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	119,702	10,427	130,129	99,014	8,576	107,590
Equity in earnings of unconsolidated subsidiaries	2,181		2,181	2,169		2,169
Income tax provision (1) (2)	33,526	3,282	36,808	28,492	2,796	31,288

Net income	$88,357	$7,145	$95,502	$72,691	$5,780	$78,471

Earnings per common share:
Basic	$1.78		$1.93	$1.51		$1.63

Diluted	$1.76		$1.90	$1.48		$1.60

Weighted-average common shares outstanding:
Basic	49,052		49,052	48,162		48,162

Diluted	49,766		49,766	49,145		49,145

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 28% and 29% for the as adjusted amounts for the year ended April 30, 2015 and 2014, respectively.
(2)	The year ended April 30, 2015 includes the tax effect on restructuring charges, net and acquisition costs, while the year ended April 30, 2014 includes the tax effect on restructuring charges, separation costs, and integration/acquisition costs associated with the acquisition of PDI Ninth House.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended April 30, 2015
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated

Fee revenue	$87,579	$39,677	$22,533	$6,794	$156,583	$72,749	$42,385	$—	$271,717

Net income									$25,482
Other income, net									(4,397)
Interest expense, net									358
Equity in earnings of unconsolidated subsidiaries, net									(485)
Income tax provision									7,134

Operating income (loss)	$20,030	$5,530	$4,589	$1,191	$31,340	$8,376	$5,573	$(17,197)	28,092
Depreciation and amortization	853	398	274	101	1,626	3,579	508	1,521	7,234
Other income, net	190	14	86	22	312	89	27	3,969	4,397
Equity in earnings of unconsolidated subsidiaries, net	145	—	—	—	145	—	—	340	485

EBITDA	21,218	5,942	4,949	1,314	33,423	12,044	6,108	(11,367)	40,208

EBITDA margin	24.2%	15.0%	22.0%	19.3%	21.3%	16.6%	14.4%		14.8%

Acquisition costs	—	—	—	—	—	—	—	514	514

Adjusted EBITDA	$21,218	$5,942	$4,949	$1,314	$33,423	$12,044	$6,108	$(10,853)	$40,722

Adjusted EBITDA margin	24.2%	15.0%	22.0%	19.3%	21.3%	16.6%	14.4%		15.0%

	Three Months Ended April 30, 2014
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated

Fee revenue	$80,230	$40,175	$21,753	$6,028	$148,186	$66,279	$37,247	$—	$251,712

Net income									$21,211
Other income, net									(2,018)
Interest expense, net									261
Equity in earnings of unconsolidated subsidiaries, net									(677)
Income tax provision									5,703

Operating income (loss)	$18,483	$4,699	$4,380	$761	$28,323	$6,855	$4,343	$(15,041)	24,480
Depreciation and amortization	847	1,388	281	98	2,614	3,161	512	1,028	7,315
Other income (loss), net	102	229	59	293	683	(39)	7	1,367	2,018
Equity in earnings of unconsolidated subsidiaries, net	125	—	—	—	125	—	—	552	677

EBITDA	19,557	6,316	4,720	1,152	31,745	9,977	4,862	(12,094)	34,490

EBITDA margin	24.4%	15.7%	21.7%	19.1%	21.4%	15.1%	13.1%		13.7%

Adjusted EBITDA	$19,557	$6,316	$4,720	$1,152	$31,745	$9,977	$4,862	$(12,094)	$34,490

Adjusted EBITDA margin	24.4%	15.7%	21.7%	19.1%	21.4%	15.1%	13.1%		13.7%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Year Ended April 30, 2015
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated

Fee revenue	$330,634	$153,465	$84,148	$29,160	$597,407	$267,018	$163,727	$—	$1,028,152

Net income									$88,357
Other income, net									(7,458)
Interest expense, net									1,784
Equity in earnings of unconsolidated subsidiaries, net									(2,181)
Income tax provision									33,526

Operating income (loss)	$80,818	$18,867	$14,631	$4,704	$119,020	$28,175	$19,940	$(53,107)	114,028
Depreciation and amortization	3,515	1,764	1,045	350	6,674	13,427	1,882	5,614	27,597
Other income (loss), net	288	83	369	109	849	(22)	54	6,577	7,458
Equity in earnings of unconsolidated subsidiaries, net	426	—	—	—	426	—	—	1,755	2,181

EBITDA	85,047	20,714	16,045	5,163	126,969	41,580	21,876	(39,161)	151,264

EBITDA margin	25.7%	13.5%	19.1%	17.7%	21.3%	15.6%	13.4%		14.7%

Restructuring charges, net	1,151	3,987	17	229	5,384	2,758	1,154	172	9,468
Acquisition costs	—	—	—	—	—	—	—	959	959

Adjusted EBITDA	$86,198	$24,701	$16,062	$5,392	$132,353	$44,338	$23,030	$(38,030)	$161,691

Adjusted EBITDA margin	26.1%	16.1%	19.1%	18.5%	22.2%	16.6%	14.1%		15.7%

	Year Ended April 30, 2014
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated

Fee revenue	$306,768	$147,917	$84,816	$29,374	$568,875	$254,636	$136,790	$—	$960,301

Net income									$72,691
Other income, net									(9,769)
Interest expense, net									2,363
Equity in earnings of unconsolidated subsidiaries, net									(2,169)
Income tax provision									28,492

Operating income (loss)	$70,256	$23,168	$17,274	$5,654	$116,352	$23,847	$13,352	$(61,943)	91,608
Depreciation and amortization	3,579	2,727	1,383	323	8,012	12,491	1,797	3,872	26,172
Other income, net	631	632	203	303	1,769	106	583	7,311	9,769
Equity in earnings of unconsolidated subsidiaries, net	383	—	—	—	383	—	—	1,786	2,169

EBITDA	74,849	26,527	18,860	6,280	126,516	36,444	15,732	(48,974)	129,718

EBITDA margin	24.4%	17.9%	22.2%	21.4%	22.2%	14.3%	11.5%		13.5%

Restructuring charges, net	816	460	60	—	1,336	1,149	1,134	63	3,682
Separation costs	—	—	—	—	—	—	—	4,500	4,500
Integration/acquisition costs	—	—	—	—	—	—	—	394	394

Adjusted EBITDA	$75,665	$26,987	$18,920	$6,280	$127,852	$37,593	$16,866	$(44,017)	$138,294

Adjusted EBITDA margin	24.7%	18.2%	22.3%	21.4%	22.5%	14.8%	12.3%		14.4%